EXHIBIT 99.2

HUGHES SATELLITE SYSTEMS CORPORATION

NOTICE OF GUARANTEED DELIVERY

6½% Senior Secured Notes due 2019

and

7 5/8% Senior Notes due 2021

As set forth in the Prospectus dated               , 2012 (the “Prospectus”) of Hughes Satellite Systems Corporation, formerly known as EH Holding Corporation (the “Issuer”), under the caption “The Exchange Offer—How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us” and the Letter of Transmittal to exchange the Issuer’s 6½% Senior Secured Notes due 2019 and 7 5/8% Senior Notes due 2021 (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if: (i) certificates for any outstanding 6½% Senior Secured Notes due 2019 (the “Old 2019 Notes”) or 7 5/8% Senior Notes due 2021 (the “Old 2021 Notes” and, together with the Old 2019 Notes, the “Old Notes”) to be tendered are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined below) or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. Such form may be transmitted by facsimile or delivered by mail, hand delivery or overnight delivery to the Exchange Agent.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2012, UNLESS EXTENDED (THE “EXPIRATION DATE”).  TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

To: Wells Fargo Bank, National Association

By registered mail or certified	By regular mail or overnight	By hand:
mail:	courier:	Wells Fargo Bank,
Wells Fargo Bank,	Wells Fargo Bank,	National Association
National Association	National Association	Northstar East Building —
MAC - N9303-121	MAC - N9303-121	12th floor
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
P.O. Box 1517	Sixth Street & Marquette Avenue	608 Second Avenue South
Minneapolis, Minnesota 55480-1517	Minneapolis, Minnesota 55479	Minneapolis, Minnesota 55402

By Facsimile (Eligible Institutions Only): (612) 667-6282

For Information or Confirmation by Telephone: (800) 344-5128

Delivery of this instrument to an address other than as set forth above or transmission of this instrument to a facsimile number other than as set forth above does not constitute a valid delivery.

This form is not to be used to guarantee signatures.  If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

The undersigned understands that tenders of Old Notes will be accepted only in authorized denominations.  The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date or if the Exchange Offer is terminated or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES

Signature of Owner

Signature of Owner (if more than one)

Dated:

Name(s):
(Please Print)

Address:

(Include Zip Code)

Area Code and Telephone Number:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security Number:

Principal amount of Old 2019 Notes Exchanged: $

Certificate Nos. of Old 2019 Notes (if available):

Principal amount of Old 2021 Notes Exchanged: $

Certificate Nos. of Old 2021 Notes (if available):

IF OLD NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY (“DTC”) ACCOUNT NO.:

Account No.:

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent, at its address set forth above, of the Old Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the date of execution of this Notice of Guaranteed Delivery.

Name of Firm

Number and Street or P.O. Box

City	State	Zip Code

Telephone No.:

Fax No.:

(Authorized Signature)

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING NOTES WITH THIS NOTICE. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.